Exhibit 99.4

FORM OF INSTRUCTION TO REGISTERED HOLDER AND/OR DTC

PARTICIPANT FROM BENEFICIAL OWNER

OF

CELLCO PARTNERSHIP

AND

VERIZON WIRELESS CAPITAL LLC

Floating Rate Notes due 2011, 3.75% Notes due 2011, 5.25% Notes due 2012,

7.375% Notes due 2013, 5.55% Notes due 2014 and 8.50% Notes due 2018

To Registered Holder and/or Participant of the Depository Trust Company (“DTC”):

The undersigned hereby acknowledges receipt and review of the Prospectus, dated                     , 2009, (as the same may be amended or supplemented from time to time, the “Prospectus”) of Cellco Partnership and Verizon Wireless Capital LLC (together, the “Issuers”) and the related Letter of Transmittal. These two documents together constitute the Issuers’ offer (the “Exchange Offer”) to exchange their Floating Rate Notes Due 2011, 3.75% Notes Due 2011, 5.25% Notes Due 2012, 7.375% Notes Due 2013, 5.55% Notes Due 2014 and 8.50% Notes Due 2018 (collectively, the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of their issued and outstanding Floating Rate Notes Due 2011, 3.75% Notes Due 2011, 5.25% Notes Due 2012, 7.375% Notes Due 2013, 5.55% Notes Due 2014 and 8.50% Notes Due 2018 (collectively, the “Old Notes”), respectively, from the registered holders thereof (each, a “Holder” and, collectively, the “Holders”), upon the terms and subject to the conditions of the Exchange Offer, as set forth in the Prospectus and the Letter of Transmittal.

This will instruct you, the registered holder and/or DTC participant, as to the action to be taken by you relating to Exchange Offer for the Old Notes held by you for the account of the undersigned.

The aggregate principal amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

$	of the Floating Rate Notes Due 2011
$	of the 3.75% Notes Due 2011
$	of the 5.25% Notes Due 2012
$	of the 7.375% Notes Due 2013
$	of the 5.55% Notes Due 2014
$	of the 8.50% Notes Due 2018

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐ To TENDER all Old Notes held by you for the account of the undersigned.

☐ To TENDER the following aggregate principal amount of Old Notes held by you for the account of the undersigned (insert aggregate principal amount of Old Notes to be tendered, if any):

$	of the Floating Rate Notes Due 2011
$	of the 3.75% Notes Due 2011
$	of the 5.25% Notes Due 2012
$	of the 7.375% Notes Due 2013
$	of the 5.55% Notes Due 2014
$	of the 8.50% Notes Due 2018

☐ NOT to TENDER any Old Notes held by you for the account of the undersigned.

IF NO BOX IS CHECKED, A SIGNED AND RETURNED COPY OF THIS INSTRUCTION TO THE REGISTERED HOLDER AND/OR DTC PARTICIPANT WILL BE DEEMED TO INSTRUCT YOU TO TENDER ALL OLD NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

If the undersigned instructs you to tender any Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that:

•	any New Notes to be acquired by the undersigned will be acquired in the ordinary course of its business;

•	the undersigned has no arrangements or understandings with any person to participate in the distribution of the New Notes within the meaning of the Securities Act;

•

the undersigned is not an “affiliate” as defined in Rule 405 under the Securities Act of either of the Issuers or, if it is such an affiliate, the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

•

if the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, that the Old Notes to be exchanged for New Notes were acquired by it as a result of market-making activities or other trading activities, the undersigned acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus meeting the requirements of the Securities Act, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

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